Exhibit 1.2

AGENCY AGREEMENT

November 1, 2010

Oilsands Quest Inc.
800, 326 – 11th Avenue SW
Calgary, Alberta
T2R 0C5

Attention:        Garth Wong, Chief Financial Officer

Dear Sir:

Re:	Offering of Flow-Through Shares

TD Securities Inc. (the "Agent"), understands that Oilsands Quest Inc. (the "Corporation") proposes to issue and sell 1,360,900 Common Shares to be issued on a flow-through basis pursuant to the Income Tax Act (Canada) (the "Flow-Through Common Shares") at a price of Cdn$0.51435 per Flow-Through Common Share, and the Corporation will incur or be deemed to incur and thereafter renounce Qualifying Expenditures to the original purchasers of such Flow-Through Common Shares. Flow-Through Common Shares will not be offered for sale outside of Canada.

Subject to the terms and conditions hereof, the Agent agrees to act as, and the Corporation by this Agreement appoints the Agent as the sole and exclusive agent of the Corporation to offer the Flow-Through Common Shares for sale on the Closing Date in the Selling Jurisdictions at a price of Cdn$0.51435 per Flow-Through Common Share, and to use its reasonable best efforts to secure subscriptions therefor.  The Corporation acknowledges and agrees that the Agent may, but is not obligated to, purchase any of the Flow-Through Common Shares as principal. The Flow-Through Common Shares are also referred to herein as the "Offered Securities".

The Agent shall be entitled (but not obligated) in connection with the offering and sale of the Offered Securities to retain as sub-agent other registered securities dealers and may receive subscriptions for Offered Securities from subscribers from other registered dealers.  The fee payable to any such sub-agent shall be for the account of the Agent.

1.	Definitions

In this Agreement:

(a)	"Agent's Canadian Counsel" means Blake, Cassels & Graydon LLP or such other legal counsel as the Agent, with the consent of the Corporation, may appoint;

(b)	"Agent's Counsel" means the Agent's Canadian Counsel, the Agent's U.S. Counsel and the Agent's Special U.S. Counsel;

(c)	"Agent's Special U.S. Counsel" means Morrison & Foerster LLP;

(d)	"Agent's U.S. Counsel" means Shearman & Sterling LLP or such other legal counsel as the Agent, with the consent of the Corporation, may appoint;

(e)
"Agreement" means this agreement and not any particular article or section or other portion except as may be specified, and words such as "hereof", "hereto", "herein" and "hereby" refer to this agreement as the context requires;

(f)	"Applicable Time" means the time (Calgary time) of first sale of any Offered Securities on or after the date hereof;

(g)	"ASA" means the Securities Act (Alberta), RSA 2000 c.S-4, as amended, including the regulations promulgated thereunder;

(h)	"ASC" means the Alberta Securities Commission;

(i)	"affiliate" has the meaning ascribed thereto under the ASA;

(j)	"Business Day" means a day which is not Saturday or Sunday or a legal holiday in Calgary, Alberta;

(k)
"Canadian Base Prospectus" means the (final) MJDS shelf prospectus of the Corporation dated August 16, 2010 relating to the distribution of Common Stock, warrants, units and/or subscription receipts of the Corporation filed with the Securities Commissions;

(l)
"Canadian Exploration Expenses" or "CEE" means Canadian exploration expense described in paragraph (a), (d) or (f) of the definition of "Canadian exploration expense" in subsection 66.1(6) of the Tax Act or that would be described in paragraph (h) of such definition if the reference therein to "paragraphs (a) to (d) and (f) to (g.i)" were read as "paragraphs (a), (d) or (f)", excluding any amounts that are prescribed to constitute "Canadian exploration and development overhead expense" under the Tax Act, the amount of any assistance received by the Corporation described in paragraph 66(12.6)(a) of the Tax Act and any expense described in paragraph 66(12.6)(b.1) of the Tax Act;;

(m)	"Canadian Prospectus" means the Canadian Base Prospectus as supplemented by the Canadian Prospectus Supplement filed with the Securities Commissions;

(n)
"Canadian Prospectus Supplement" means the prospectus supplement dated November 1, 2010 relating to the Offered Securities to be filed with the Securities Commissions pursuant to the MJDS in accordance with section 3(b) hereof;

(o)
"Canadian Securities Laws" means, collectively, the applicable securities laws of each of the Qualifying Provinces and the respective regulations, rules, instruments, rulings and orders made thereunder and the applicable policy statements issued by the Securities Commissions thereunder;

(p)	"Closing Date" means November 4, 2010 or such other date or dates as the parties hereto may agree in writing, but in any event, not later than November 8, 2010;

(q)	"Closing Time" means 6:30 a.m. (Calgary time) or such other time, on a Closing Date, as the Agent and the Corporation may agree;

(r)
"Commitment Amount" means the amount equal to Cdn$0.51435 multiplied by the number of Flow-Through Common Shares subscribed and paid for pursuant to the Flow-Through Subscription Agreements on a Closing Date;

(s)
"Common Shares" means the common shares in the capital of the Corporation, par value $.001 per share and, where appropriate in the context, includes the Common Shares and Flow-Through Common Shares included in the Offered Securities;

(t)	"Corporation" means Oilsands Quest Inc.;

(u)	"Corporation's auditors" means KPMG LLP, independent public auditors;

(v)	"Corporation's Counsel" means Corporation's Canadian Counsel, Corporation's U.S. Counsel and Corporation's U.S. Corporate Counsel;

(w)	"Corporation's Canadian Counsel" means Macleod Dixon LLP or such other legal counsel as the Corporation, with the consent of the Agent, may appoint;

(x)	"Corporation's U.S. Corporate Counsel" means Moye White LLP, or such other legal counsel as the Corporation, with the consent of the Agent, may appoint;

(y)	"Corporation's U.S. Counsel" means Paul, Weiss, Rifkind, Wharton & Garrison LLP or such other legal counsel as the Corporation, with the consent of the Agent, may appoint;

(z)	"Decision Document" means a decision document issued in accordance with the Prospectus Review Procedures;

(aa)	"distribution" means "distribution" or "distribution to the public", as the case may be, as defined under the applicable Securities Laws and "distribute" has a corresponding meaning;

(bb)	"Disclosure Package" means, as of the Applicable Time and all considered together:

(i)	the U.S. Base Prospectus;

(ii)	the U.S. Prospectus Supplement; and

(iii)	any Free Writing Prospectus that the parties hereto shall expressly agree in writing to treat as part of the Disclosure Package.

(cc)	"Documents" means, collectively, the documents incorporated by reference in the Prospectuses and any Supplementary Material including:

(i)	the Form 10-K;

(ii)	the Form 10-Q;

(iii)	the Proxy Statement;

(iv)	the Forms 8-K; and

(v)
the description of the Corporation's Common Shares set forth in the Corporation's registration statement on Form 10-SB filed October 14, 1999, as amended by Forms 8-A filed on March 13, 2006 and August 23, 2006.

In the case of the Canadian Prospectus, "Documents" also includes: the Corporation's Form 51-101F1 Statement of Oil and Gas Reserves Data and Other Oil and Gas Information for the year ended April 30, 2010, the Form 51-101F2 Report on Reserves Data of Independent Qualified Reserves Evaluator or Auditor and the Form 51-101F3 Report of Management and Directors on Oil and Gas Disclosure of the Corporation filed on July 13, 2010 with Securities Commissions in the Qualifying Provinces and the Material Change Report filed October 4, 2010 with the Securities Commissions in the Qualifying Provinces;

(dd)	"Effective Date" means August 11, 2010, the date upon which the Registration Statement became effective;

(ee)	"Exchange" means the NYSE Amex;

(ff)	"Expenditure Period" means the period commencing on the date of acceptance of the applicable Flow-Through Subscription Agreements and ending December 31, 2011;

(gg)
"Final Decision Document" means the Decision Document issued in accordance with the Prospectus Review Procedures evidencing that the final receipt for the Canadian Prospectus has been issued in each of the Qualifying Provinces;

(hh)	"Financial Statements", means collectively:

(i)
the audited annual consolidated financial statements of the Corporation as at and for the years ended April 30, 2010 and April 30, 2009, together with the report of the Corporation's auditors thereon and the notes thereto;

(ii)	the unaudited interim comparative consolidated financial statements of the Corporation as at and for the three month period ended July 31, 2010 and July 31, 2009, together with the notes thereto;

(ii)
"Flow-Through Subscription Agreements" means, collectively, the agreements to be entered into between the Corporation and purchasers of Flow-Through Common Shares on or prior to a Closing Date setting out the contractual relationship between the Corporation and the purchasers of Flow-Through Common Shares, in form and substance satisfactory to the Corporation and the Agent;

(jj)
"Form 10-K" means the annual report of the Corporation on Form 10-K/A for the year ended April 30, 2010, as filed with the SEC on July 21, 2010 (which amends the annual report of the Corporation on Form 10-K for the year ended April 30, 2010, filed with the SEC on July 13, 2010) including the exhibits thereto;

(kk)
"Form 10-Q" means the quarterly report of the Corporation on Form 10-Q/A for the quarter ended July 31, 2010, as filed with the SEC on September 9, 2010 (which amends the quarterly report of the Corporation on Form 10-Q for the quarter ended July 31, 2010 filed with the SEC on September 8, 2010) including the exhibits thereto;

(ll)	"Forms 8-K" means each of the current reports of the Corporation on Form 8-K since April 30, 2010 as filed with the SEC;

(mm)	"Free Writing Prospectus" means any "free writing prospectus" as defined in Rule 405 of the Securities Act;

(nn)	"Issuer Free Writing Prospectus" means any "issuer free writing prospectus" as defined in Rule 433 of the Securities Act;

(oo)
"Material Adverse Effect" in respect of a person, means any effect, that is, or could reasonably be expected to be material and adverse to the condition (financial or otherwise), properties, assets, prospects, liabilities, obligations, cash flow, income or business operations of such person, taken as a whole;

(pp)	"material change", "material fact" and "misrepresentation" shall have the meanings ascribed thereto under the applicable Securities Laws;

(qq)
"Material Subsidiaries" means OQI Sask and any other Subsidiary of the Corporation, the total assets of which constitute more than 10% of the consolidated assets of the Corporation as at July 31, 2010 or the total revenues of which constitute more than 10% of the consolidated revenues of the Corporation as at July 31, 2010;

(rr)	"McDaniel" means McDaniel & Associates Consultants Ltd., independent petroleum consultants of Calgary, Alberta;

(ss)
"McDaniel Report" means the report of McDaniel dated June 25, 2010 with respect to an estimate of the discovered and undiscovered bitumen resources, prospective bitumen resources and contingent bitumen resources on portions of the Corporation's Axe Lake, Raven Ridge Wallace Creek and Eagles Nest properties as of April 30, 2010;

(tt)	"MJDS" means the multi-jurisdictional disclosure system described in National Instrument 71-101 of the Canadian Securities Administrators, as amended;

(uu)
"October 28 Agency Agreement" means the Agency Agreement dated October 28, 2010 between the Corporation and the Agent related to the offering of 26,540,900 Common Shares including 5,760,000 Common Shares to be issued on a "flow through basis";

(vv)	"Offered Securities" means the Flow-Through Common Shares;

(ww)	"OQI Sask" means Oilsands Quest Sask Inc., a corporation organized under the laws of the Province of Alberta;

(xx)	"OQI Sask Common Shares" means the common shares in the capital of OQI Sask from time to time and, where the context permits, includes the OQI Sask Flow-Through Shares;

(yy)
"OQI Sask Commitment Amount" means the aggregate amount of consideration paid by the Corporation for the OQI Sask Flow-Through Shares pursuant to the OQI Sask Flow-Through Subscription Agreement on a Closing Date, which amount shall be equal to the Commitment Amount;

(zz)	"OQI Sask Expenditure Period" means the period commencing on the date that OQI Sask accepts the applicable OQI Sask Flow-Through Subscription Agreement and ends on December 31, 2011;

(a)
"OQI Sask Flow-Through Shares" means the OQI Sask Common Shares issued on a "flow-through basis" in accordance with the provisions of the Tax Act and subscribed for by the Corporation pursuant to an OQI Sask Flow-Through Subscription Agreement;

(b)
"OQI Sask Flow-Through Subscription Agreement" means a subscription and renunciation agreement to be entered into between the Corporation and OQI Sask setting out the contractual relationship between OQI Sask and the Corporation with respect to the Corporation's subscription for OQI Sask Flow-Through Shares;

(c)
"OQI Sask Qualifying Expenditures" means expenses that are CEE at the date they are incurred to the extent permitted to be renounced to the Corporation under an OQI Sask Flow-Through Subscription Agreement;

(aaa)	"Prospectuses" means, collectively, the Canadian Prospectus and the U.S. Prospectus;

(bbb)
"Prospectus Review Procedures" means the procedures for prospectus review in multiple jurisdictions provided for under National Policy 11-202, Process for Prospectus Review in Multiple Jurisdictions, of the Securities Commissions and Multilateral Instrument 11-202, Passport System, of the Securities Commissions (other than Ontario);

(ccc)	"Prospectus Supplements" means the Canadian Prospectus Supplement and the U.S. Prospectus Supplement;

(ddd)	"Proxy Statement" means the proxy statement of the Corporation for the Annual Meeting of Shareholders held on October 7, 2010 filed with the SEC on August 27, 2010;

(eee)
"Public Record" means all information filed by or on behalf of the Corporation with the SEC and the Securities Commissions, including without limitation, the Documents, the Prospectuses, any Supplementary Material and any other information filed with the SEC or any Securities Commission in compliance, or intended compliance, with any applicable Securities Laws;

(fff)	"Qualifying Expenditures" means expenses that are CEE at the date they are incurred;

(ggg)	"Qualifying Provinces" means each of the provinces of Canada other than Quebec;

(hhh)
"Registration Statement" means the registration statement on Form S-3 (File no. 333-168461), which became effective on the Effective Date, for the registration of Common Shares, warrants, units and/or subscription receipts of the Corporation under the Securities Act, including the exhibits thereto and the documents incorporated by reference therein, as amended at the Effective Date;

(iii)	"SEC" means the United States Securities and Exchange Commission;

(jjj)	"SEC Rules and Regulations" means the published rules and regulations of the SEC;

(kkk)	"Securities Commissions" means the securities commissions or similar regulatory authorities in the Qualifying Provinces;

(lll)	"Securities Laws" means the Canadian Securities Laws and the U.S. Securities Laws;

(mmm)	"Selling Dealer Group" means the dealers and brokers, other than the Agent, who participate in the offer and sale of the Offered Securities pursuant to this Agreement;

(nnn)
"Selling Jurisdictions" means each of the provinces of Canada other than Québec and such other provinces and other foreign jurisdictions in which there are purchasers with respect to which the Agent shall have provided written notice to the Corporation not less than two Business Days prior to a Closing Date and which are acceptable to the Corporation, acting reasonably;

(ooo)	"Subscriber" means a person who subscribes for Flow-Through Common Shares;

(ppp)	"Subsidiary" means a subsidiary within the meaning of the ASA;

(qqq)
"Supplementary Material" means, collectively, any amendment to a Prospectus, any amended or supplemented Prospectus or any ancillary material, information, evidence, return, report, application, statement or document which may be filed by or on behalf of the Corporation with the SEC or the Securities Commission under the applicable Securities Laws;

(rrr)	"Tax Act" means the Income Tax Act (Canada) as amended and the regulations thereunder;

(sss)	"United States" or "U.S." means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

(ttt)	"U.S. Base Prospectus" means the base prospectus included in the Registration Statement;

(uuu)	"U.S. Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended;

(vvv)
"U.S. Prospectus Supplement" means the prospectus supplement dated November 1, 2010 relating to the Offered Securities to be filed with the SEC pursuant to Rule 424(b) of the SEC Rules and Regulations in accordance with section 3(b) hereof;

(www)	"U.S. Prospectus" means the U.S. Base Prospectus as supplemented by the U.S. Prospectus Supplement;

(xxx)	"U.S. Securities Act" means the United States Securities Act of 1933, as amended; and

(yyy)
"U.S. Securities Laws" means all of the applicable federal and state securities laws and regulations of the United States, including without limitation, the U.S. Securities Act, the U.S. Exchange Act and the respective rules and regulations of the SEC thereunder.

In addition, unless otherwise defined herein capitalized terms shall have the meanings ascribed thereto in the Prospectuses.

2.	Agency Fee

In consideration for its services hereunder, the Corporation agrees to pay to the Agent at the applicable Closing Time, a fee equal to the amount of Cdn$0.0309 (6%) for each Flow-Through Common Share sold.

The foregoing fee (the "Agency Fee") may, at the sole option of the Agent, be deducted from the aggregate gross proceeds of the sale of the Offered Securities and withheld for the account of the Agent.  For greater certainty, the services provided by the Agent in connection herewith will not be subject to the Goods and Services Tax ("GST") provided for in the Excise Tax Act (Canada) and taxable supplies provided will be incidental to the exempt financial services provided.  However, in the event that the Canada Revenue Agency determines that GST provided for in the Excise Tax Act (Canada) is exigible on the Agency Fee, the Corporation agrees to pay the amount of GST forthwith upon the request of the Agent.  The Corporation also agrees to pay the Agent's expenses as set forth in section 10 hereof.

3.	Qualification for Sale

(a)	The Corporation represents and warrants to the Agent that:

(i)	the Corporation meets the general eligibility requirements for use of Form S-3 under the U.S. Securities Act;

(ii)	the Corporation has paid the fees required by the SEC relating to the Offered Securities in accordance with Rule 457(r) of the SEC Rules and Regulations;

(iii)	the Corporation has filed the Registration Statement with the SEC and the Registration Statement became effective on August 11, 2010;

(iv)	the Corporation is eligible to make use of the MJDS for the distribution of the Offered Securities in the Qualifying Provinces;

(v)
the Corporation has filed the Canadian Base Prospectus with the Securities Commissions in accordance with the MJDS and Canadian Securities Laws and has obtained a Final Decision Document from the ASC (as the principal regulator) confirming that a final receipt has been issued, or deemed to have been issued, by each of the Securities Commissions;

(vi)
the Corporation will file the U.S. Prospectus Supplement with the SEC pursuant to Rule 424(b)(5) of the SEC Rules and Regulations and will file the Canadian Prospectus Supplement with the Securities Commissions pursuant to the MJDS and Canadian Securities Laws;

(vii)
the Corporation has fulfilled all requirements to be fulfilled by the Corporation, including the filing of the Canadian Base Prospectus but excluding the final preparation and filing of the Canadian Prospectus Supplement, to enable the Offered Securities to be offered for sale and sold to the public in the Qualifying Provinces through registrants who have complied with the relevant provisions of applicable Canadian Securities Laws.

(b)	The Corporation shall forthwith finalize the U.S. Prospectus Supplement and the Canadian Prospectus Supplement in a form satisfactory to the Agent, acting reasonably,

and in compliance with all applicable Securities Laws and file the U.S. Prospectus Supplement with the SEC pursuant to Rule 424(b) of the SEC Rules and Regulations and the Canadian Prospectus Supplement with the Securities Commissions in accordance with applicable Canadian Securities Laws within the time period prescribed and will provide evidence satisfactory to the Agent of such timely filings.

(c)	The Corporation will promptly advise the Agent:

(i)	when the U.S. Prospectus shall have been filed with the SEC pursuant to Rule 424(b) of the SEC Rules and Regulations;

(ii)	when the Canadian Prospectus has been filed with the Securities Commissions pursuant to applicable Canadian Securities Laws;

(iii)
when, prior to the termination of the offering of the Offered Securities, any amendment to the Registration Statement or the Prospectuses shall have been filed or become effective or a Decision Document in respect of any such amendment had been issued, as the case may be;

(iv)	of any request by the SEC or its staff for any amendments of the Registration Statement or for any supplement to the U.S. Prospectus or any additional information;

(v)	of any request by any Securities Commission or any regulatory authority in Canada for any amendment or supplement to the Canadian Prospectus or any additional information;

(vi)
of the issuance by the SEC of any stop orders suspending the effectiveness of the Registration Statement or of any notice that would prevent its use, or the issuance by any Securities Commission or any other regulatory authority in Canada of any cease trading or similar order relating to the Offered Securities, or the institution or threatening of any proceeding for such purposes;

(vii)
of the receipt by the Corporation of any communication related to the Prospectuses, the offering of the Offered Securities or the listing of the Common Shares included in the Offered Securities (including the Flow-Through Common Shares) on the Exchange; and

(viii)
of the receipt by the Corporation of any notification with respect to the suspension of the qualification of the Offered Securities for sale in any jurisdiction or the institution or threatening of any proceedings for such purpose.

(d)
The Corporation will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection and, upon such issuance, occurrence or objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or prevention, including, if necessary, by filing an amendment to the Registration Statement or the Prospectuses or a new registration statement or prospectus or use its best efforts to have such amendment or new registration statement or prospectus declared effective or qualified as soon as practicable.

(e)
During the period of distribution of the Offered Securities, prior to the filing with any Securities Commissions or the SEC of any Supplementary Material or any documents incorporated by reference therein after the date hereof, the Corporation shall have allowed the Agent and the Agent's Counsel to participate fully in the preparation of, and to approve the form of, such documents and to have reviewed any documents incorporated by reference therein.

(f)
During the period from the date hereof until completion of the distribution of the Offered Securities, the Corporation shall allow the Agent to conduct all due diligence which it may reasonably require in order to fulfill its obligations as Agent and in order to enable the Agent responsibly to execute the certificate required to be executed by it in the Prospectuses or in any Supplementary Material.  Without limiting the generality of the foregoing, the Corporation shall make available its directors, senior management, auditors, independent engineers, legal counsel and other experts to be available, to answer any questions which the Agent may have and to participate in one or more due diligence sessions to be held prior to the Closing Time (collectively, the "Due Diligence Sessions").  The Agent shall distribute a list of written questions to be answered in advance of such Due Diligence Session and the Corporation shall provide written responses to such questions and shall use its commercially reasonable efforts to have its auditors, independent engineers, legal counsel and other experts provide written responses to such questions in advance of the Due Diligence Session.

(g)
The Corporation shall, in cooperation with the Agent, take such action as the Agent may reasonably request to qualify the Offered Securities  for offering and sale under the applicable Securities Laws of such states of the United States as the Agent may designate and maintain such qualification in effect for so long as shall be necessary to effect the distribution of the Offered Securities as contemplated hereby; provided, however, that with respect to state securities law qualifications, the Corporation shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subjected and the Flow-Through Common Shares will not be sold in the United States.

(h)
Until the distribution of the Offered Securities shall have been completed, the Corporation shall promptly take or cause to be taken all additional steps and proceedings that from time to time may be required under the Securities Laws to continue to qualify the Offered Securities for distribution in all of the Qualifying Provinces and to qualify the Offered Securities for distribution in the United States (provided the Flow-Through Common Shares will not be sold in the United States) or, in the event that the Offered Securities have, for any reason, ceased so to qualify, to again qualify the Offered Securities.

(i)
Unless the Corporation and the Agent otherwise agree in writing, neither the Corporation nor the Agent has made and none of them will make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a "free writing prospectus" (as defined in Rule 405 of the SEC Rules and Regulations).  Any such free writing prospectus consented to by the Agent or the Corporation is hereinafter referred to as a "Permitted Free Writing Prospectus".  The Corporation agrees that (i) it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it will comply with the requirements of Rules 164

-  -

and 433 of the SEC Rules and Regulations applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the SEC, legending and recording keeping.

4.	Delivery of Registration Statement, Prospectus and Related Documents

The Corporation shall deliver or cause to be delivered without charge to the Agent and the Agent's Counsel the documents set out below at the respective times indicated:

(a)	prior to or contemporaneously with the execution of this Agreement:

(i)	copies of each of the Canadian Prospectus and the Canadian Prospectus Supplement signed as required under applicable Canadian Securities Law;

(ii)	copies of the Registration Statement signed as required by the applicable Securities Laws;

(iii)	copies of the U.S. Prospectus Supplement; and

(iv)	copies of any documents incorporated by reference in the Registration Statement and the Prospectuses which have not previously been delivered to the Agent;

(b)
as soon as they are available, copies of any Supplementary Material, signed as required by Securities Laws and including, in each case, copies of any documents incorporated by reference therein which have not been previously delivered to the Agent; and

(c)
at the time of the execution of this Agreement, a "comfort letter" from the Corporation's auditors, dated such date, addressed to the Agent and satisfactory in form and substance to the Agent and the Agent's Counsel, acting reasonably, confirming that such firm is an "independent registered accounting firm" with respect to the Corporation and its Subsidiaries within the meaning of the U.S. Securities Act and the SEC Rules and Regulations and Public Company Accounting Oversight Board (United States) and "independent" with respect to the Corporation for the purposes of the ASA and to the effect that they have carried out certain procedures performed for the purposes of comparing certain specified financial information contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectuses with indicated amounts in the financial statements or accounting records of the Corporation and have found such information to be in agreement, which comfort letters shall be based on the applicable auditors' review having a cut-off date of not more than two Business Days prior to the date of this Agreement.

A comfort letter similar to the foregoing shall be provided to the Agent with respect to any Supplementary Material and any other relevant document at the time the same is presented to the Agent for its signature or, if the Agent's signature is not required, at the time the same is filed.  All such letters shall be in form and substance acceptable to the Agent and the Agent's Counsel, acting reasonably.

The deliveries referred to in subsections 4(a) and (b) shall also constitute the Corporation's consent to the use by the Agent and other members of the Selling Dealer Group of the Registration Statement, the Disclosure Package and the Prospectuses, the Documents, the Prospectuses and any Supplementary Material in connection with the offering and sale of the Offered Securities.

5.	Commercial Copies

(a)
The Corporation shall, as soon as possible but in any event not later than noon (local time at the place of delivery) on the Business Day following the date of the filing of the Canadian Prospectus Supplement and the U.S. Prospectus Supplement, with the Securities Commissions and no later than noon (local time) on the first Business Day after the execution of any Supplementary Material in connection with the Prospectuses, cause to be delivered to the Agent, without charge, commercial copies of the Prospectuses or such Supplementary Material in such numbers and in such cities as the Agent may reasonably request by oral or written instructions to the Corporation or the printer thereof given no later than the time when the Corporation authorizes the printing of the commercial copies of such documents.

(b)
The Corporation shall cause to be provided to the Agent such number of copies of any documents incorporated by reference in the Prospectuses or any Supplementary Materials as the Agent may reasonably request.

6.	Material Change and Certain Other Covenants

(a)	During the period of distribution of the Offered Securities, the Corporation will promptly inform the Agent in writing of the full particulars of:

(i)
any material change (actual, anticipated or threatened) in or affecting the business, operations, revenues, capital, properties, assets, liabilities (absolute, accrued, contingent or otherwise), condition (financial or otherwise) or results of operations of the Corporation;

(ii)	any change in any material fact contained or referred to in the Registration Statement, the Disclosure Package and the Prospectuses or any Supplementary Material; and

(iii)	the occurrence or discovery of a material fact or event which, in any such case, is, or may be, of such a nature as to:

(A)	render the Registration Statement, the Disclosure Package and the Prospectuses or any Supplementary Material untrue, false or misleading in any material respect;

(B)	result in a misrepresentation in the Registration Statement, the Disclosure Package and the Prospectuses or any Supplementary Material;

(C)	result in the Registration Statement, the Disclosure Package and the Prospectuses or any Supplementary Material not complying in any material respect with Securities Laws; or

(D)	result in any Issuer Free Writing Prospectus including any information that conflicts with the information contained in the Registration Statement,

provided that if the Corporation is uncertain as to whether a material change, change, occurrence or event of the nature referred to in this section has occurred or been discovered, the Corporation shall promptly inform the Agent of the full particulars of the occurrence giving rise to the uncertainty and shall consult with the Agent as to whether the occurrence is of such nature.

(b)	During the period of distribution of the Offered Securities, the Corporation will promptly inform the Agent in writing of the full particulars of:

(i)
any request of any Securities Commission, the SEC or similar regulatory authority for any amendment to, or to suspend or prevent the use of, the Registration Statement, the Disclosure Package and the Prospectuses, or any other part of the Public Record or for any additional information;

(ii)
the issuance by any Securities Commission, the SEC or similar regulatory authority, the Exchange or any other competent authority of any order to cease or suspend trading of any securities of the Corporation or of the institution or threat of institution of any proceedings for that purpose; and

(iii)
the receipt by the Corporation of any communication from any Securities Commission, the SEC or similar regulatory authority, the Exchange or any other competent authority relating to the Registration Statement, the Disclosure Package and the Prospectuses or any other part of the Public Record or the distribution of the Offered Securities.

(c)
The Corporation will promptly comply to the reasonable satisfaction of the Agent and the Agent's Counsel with applicable Securities Laws with respect to any material change, change, occurrence or event of the nature referred to in subsections 6(a) or 6(b) above and the Corporation will prepare and file promptly at the Agent's request any amendment to the Disclosure Package, the Prospectuses, the Registration Statement or Supplementary Material as may be required under Securities Laws; provided that the Corporation shall have allowed the Agent and the Agent's Counsel to participate fully in the preparation of any Supplementary Material, to have reviewed any other documents incorporated by reference therein and conduct all due diligence investigations which the Agent may reasonably require in order to fulfill its obligations as agent and in order to enable the Agent responsibly to execute the certificate required to be executed by it in, or in connection with, any Supplementary Material, such approval not to be unreasonably withheld and to be provided in a timely manner.  The Corporation shall further promptly deliver to each of the Agent and the Agent's Counsel a copy of each Supplementary Material as filed with the Securities Commissions, and of letters with respect to each such Supplementary Material substantially similar to those referred to in section 4 above.

(d)	During the period of distribution of the Offered Securities, the Corporation will promptly provide to the Agent, for review by the Agent and the Agent's Counsel, prior to filing or issuance:

(i)	any financial statement of the Corporation;

(ii)
any proposed document, including without limitation any amendment to any document, which may be incorporated, or deemed to be incorporated, by reference in the Registration Statement or the Prospectuses; and

(iii)	any press release of the Corporation.

(e)
The Corporation agrees to fulfill its obligations and comply with the terms and conditions of the Flow-Through Subscription Agreements and agrees that the subscription funds for the Flow-Through Common Shares will be expended in accordance with the terms of the Flow-Through Subscription Agreements and the provisions hereof.

7.	Representations and Warranties of the Corporation

(a)
Each delivery of the Prospectuses, the Prospectus Supplements and any Supplementary Material pursuant to section 4 above shall constitute a representation and warranty to the Agent by the Corporation (and the Corporation hereby acknowledges that the Agent is relying on such representations and warranties in entering into this Agreement) that:

(i)
all of the information and statements (except information and statements furnished by and relating solely to the Agent) contained in the Registration Statement, the Disclosure Package and the Prospectuses, or any Supplementary Material, as applicable, including, without limitation, the documents incorporated by reference, as the case may be, at the respective dates of such documents and at the Closing Date:

(A)	conform in all material respects to the requirements of the applicable Securities Laws, including without limitation the Securities Act and the SEC Rules and Regulations;

(B)	contain no misrepresentation;

(C)
did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(D)	constitute full, true and plain disclosure of all material facts relating to the Corporation and the Offered Securities;

(ii)
the Canadian Prospectus, or any Supplementary Material, as applicable, including, without limitation, the documents incorporated by reference, as the case may be, complies in all material respects with the applicable Securities Laws.  The Corporation meets all eligibility requirements to offer the Offered Securities in Canada pursuant to MJDS;

(iii)
as of the Applicable Time, the Disclosure Package does not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(iv)
except as is disclosed in the Registration Statement, the Disclosure Package and the Prospectuses, there has been no intervening material change (adverse material change until filing of the Prospectuses) (actual, proposed or prospective, whether financial or otherwise), from the date of the Registration Statement, the Disclosure Package and the Prospectuses to the time of delivery thereof, in the business, operations, revenues, capital, properties, assets, liabilities (absolute, accrued, contingent or otherwise), condition (financial or otherwise) or results of operations of the Corporation; and

(v)
each Issuer Free Writing Prospectus will not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference that has not been superseded or modified.

(b)
In addition to the representations and warranties contained in subsection 7(a) hereof, the Corporation represents and warrants to the Agent, and acknowledges that the Agent is relying upon such representations and warranties in entering into this Agreement, that:

(i)
each of the Corporation and each Material Subsidiary has been duly incorporated, continued or organized, as the case may be, and is validly existing under the laws of the jurisdiction of its incorporation, continuance or organization and has all requisite corporate authority and power to carry on its businesses, as now conducted and as presently proposed to be conducted by it, and to own its assets;

(ii)
the only Subsidiaries of the Corporation are OQI Sask, Township Petroleum Corporation ("TPC"), Western Petrochemicals Corp. ("WPC"), Stripper Energy Services Inc. ("Stripper"), Oilsands Quest Technology Inc. ("OQI Technology"), 1291329 Alberta Ltd. ("1291329") and 1259882 Alberta Ltd. and the only Material Subsidiary of the Corporation is OQI Sask and the Corporation is not "affiliated" (within the meaning of that term in the ASA) with any other entity, nor is it a partner of any partnerships (other than participating in industry partnerships in the ordinary course of business) or limited partnerships, and the Corporation has no material shareholdings in any other corporation or business organization.  Except for the exchangeable shares described in the Registration Statement, Disclosure Package and the Prospectuses, the Corporation owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any and all liens, and all the issued and outstanding shares of capital stock or comparable equity interests of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities;

(iii)	each of the Corporation and its Material Subsidiaries is qualified to carry on business under the laws of each jurisdiction where it carries on its business and owns properties or assets;

(iv)
the Corporation has full corporate capacity, power and authority to enter into this Agreement, the Flow-Through Subscription Agreements and the OQI Sask Flow-Through Subscription Agreements and to perform its obligations set out herein and therein (including, without limitation, to create, issue and sell the Offered Securities), and this Agreement is, and at the Closing Time, the Flow-Through Subscription Agreements and the OQI Sask Flow-Through Subscription Agreement will have been, duly authorized, executed and delivered by the Corporation and will be valid and binding obligations of the Corporation enforceable against the Corporation in accordance with their respective terms subject to laws relating to creditors’ rights generally and except as rights to indemnity may be limited by applicable law;

(v)
the Corporation's execution and delivery of this Agreement, the Flow-Through Subscription Agreements, the OQI Sask Subscription Agreements and the consummation of the transactions contemplated thereby (including the sale and delivery of the Offered Securities) by the Corporation:

(A)	have been duly authorized by all necessary action on the part of the Corporation;

(B)
do not require the consent, approval, authorization, registration or qualification of or with any governmental authority, stock exchange, Securities Commission, the SEC or other regulatory authority or other similar third party (except (A) those which have been obtained or (B) those as may be required (and will be obtained prior to the Closing Time) under applicable Securities Laws);

(C)
do not and will not (or will not with the giving of notice, the lapse of time or the happening of any other event or condition) result in a breach or a violation of, or conflict with or result in a default under (A) any of the terms or provisions of the articles or by-laws of the Corporation, (B) any resolution of the board of directors, (or any committee thereof) or securityholders of the Corporation, or (C) any judgment, decree, order or award of any court, governmental body or arbitrator having jurisdiction over the Corporation, or any agreement, license or permit to which the Corporation is a party;

(D)	do not and will not result in the violation of any law; and

(E)
do not and will not give rise to any lien on or with respect to the properties or assets now owned or hereafter acquired by the Corporation or the acceleration of or the maturity of any indebtedness or other liabilities or obligations under any indenture, mortgage, lease, agreement or instrument binding or affecting any of them or any of its properties;

(vi)
neither the Corporation nor any Material Subsidiary is a party to any material mortgage, note, indenture, deed of trust, contract, agreement, instrument, lease, license or other document other than as described in the Registration Statement, the Disclosure Package and the Prospectuses;

(vii)
each of the Corporation and its Subsidiaries has conducted and is conducting its business in compliance in all respects with all applicable laws, rules and regulations of each jurisdiction in which its business is carried on and holds all valid permits, licenses, registrations, qualifications, consents and approvals that are required and necessary to enable its business to be carried on as now conducted and its property and assets to be owned, leased and operated, except in each case where the failure to be in such compliance or to hold such permits, licenses, registrations, qualifications, consents and approvals would not have a Material Adverse Effect on the Corporation and its Subsidiaries (taken as a whole) and all such permits, licenses, registrations, qualifications, consents and approvals are in good standing and none contains any term, provision, condition or limitation which will have a Material Adverse Effect on the Corporation and its Subsidiaries (taken as a whole) and the Corporation is not aware of any fact or matter which would reasonably be expected to  result in the termination of any such permit or otherwise have a Material Adverse Effect on the Corporation and its Subsidiaries (taken as a whole);

(viii)
neither the Corporation nor any Material  Subsidiary is in breach or violation of any of the terms, conditions or provisions of the articles, constating documents, by-laws or resolutions of the shareholders or directors (or any committee thereof) of the Corporation or the Material Subsidiary, as the case may be;

(ix)	except as described in the Registration Statement, the Disclosure Package and the Prospectuses, neither of the Corporation nor any Subsidiary is in breach or violation of:

(A)
any permits, licenses, consents and approvals issued to the Corporation or the Subsidiary, as the case may be, or any agreement, indenture, lease, document or instrument to which the Corporation or the Subsidiary is a party or by which it is contractually bound, except for any breach or violations which would not have a Material Adverse Effect on the Corporation and its Subsidiaries (taken as a whole); or

(B)
any statute, regulation or rule applicable to the Corporation or any  Subsidiary or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Corporation or any Subsidiary, except for any breach or violations which would not have a Material Adverse Effect on the Corporation and its Subsidiaries (taken as a whole);

(x)
to the knowledge of the senior management of the Corporation, after reasonable inquiry, there is no person who, as of the date hereof, directly or indirectly will beneficially own or have control or direction over greater than 10% of the voting rights attached to all outstanding voting securities of the Corporation other than as disclosed in the Registration Statement, the Disclosure Package, and the Prospectus;

(xi)
the Corporation is not in default or breach of, and the execution and delivery of, and the performance of and compliance with the terms of this Agreement, the Flow-Through Subscription Agreements and the OQI Sask Flow-Through Subscription Agreement or any of the transactions contemplated hereby or thereby by the Corporation, does not and will not result in any breach of or constitute a default under, and does not and will not create a state of facts which, after notice or lapse of time or both, would result in a breach of or constitute a default under, any term or provision of the articles, by-laws or resolutions of shareholders or directors of the Corporation or OQI Sask, or any indenture, mortgage, note, contract, agreement (written or oral), instrument, lease or other document to which the Corporation or OQI Sask is a party or by which it is bound, or any law, judgment, decree, order, statute, rule or regulation applicable to the Corporation or OQI Sask, except for any breach or default which would not have a Material Adverse Effect on the Corporation and its Subsidiaries (taken as a whole) or would impair the ability of the Corporation to consummate the transactions contemplated hereby or to duly observe and perform its obligations contained in this Agreement, the Flow-Through Subscription Agreements or the OQI Sask Flow-Through Subscription Agreement;

(xii)
since April 30, 2010 there have been no facts, transactions, events or occurrences which, to the knowledge of the Corporation, could have a Material Adverse Effect on the Corporation and its Subsidiaries (taken as a whole) which have not been disclosed in the Registration Statement, the Disclosure Package and the Prospectuses;

(xiii)
the Financial Statements fairly present, in all material respects and in accordance with generally accepted accounting principles in the United States consistently applied, the financial position and condition, the results of operations, cash flows and other information purported to be shown therein of the Corporation as at the dates thereof and for the periods then ended and reflect all assets, liabilities and obligations (absolute, accrued, contingent or otherwise) of the Corporation as at the dates thereof required to be disclosed in accordance with generally accepted accounting principles in the United States, and include all adjustments necessary for a fair presentation.  Such financial statements comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing;

(xiv)	except as disclosed in the Registration Statement, the Disclosure Package and the Prospectuses, each of the Corporation and its Material Subsidiaries has carried on business in the ordinary course;

(xv)
there are no actions, suits, proceedings or inquiries pending or, to the knowledge of the Corporation, threatened against or affecting the Corporation or any of its Material Subsidiaries at law or in equity or before or by any federal, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality which, in any way could reasonably be expected to have a Material Adverse Effect on the Corporation and its Subsidiaries (taken as a whole) or which affects or may affect the distribution of the Offered Securities or which would impair the ability of the Corporation or OQI Sask to consummate the transactions contemplated hereby or to duly observe and perform any of its covenants or obligations contained in this Agreement, the Flow-Through Subscription Agreement or the OQI Sask Flow-Through Subscription Agreement and the Corporation is not aware of any existing ground on which such action, suit, proceeding or inquiry might be commenced with any reasonable likelihood of success;

(xvi)
the authorized capital of the Corporation consists of 750 million Common Shares and 10 million preferred shares, issuable in series, and as of October 21, 2010 the issued and outstanding capital of the Corporation consists of 313,988,323 Common Shares, and one Series B Preferred Share, each of which has been validly issued as a fully paid and non-assessable share in the capital of the Corporation;

(xvii)
other than Common Shares to be issued pursuant to the October 28 Agency Agreement and except as disclosed in the Public Record, no person, firm or corporation holds any securities convertible or exchangeable into securities of the Corporation or any Material Subsidiary or has any agreement, warrant, option, right or privilege (whether pre-emptive or contractual) being or capable of becoming an agreement, warrant, option or right for the purchase, subscription or issuance of any unissued securities of the Corporation or any Material Subsidiary .  There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Offered Securities;

(xviii)
except as disclosed in the Public Record, the Corporation does not, directly or indirectly, hold any shares, other securities, options or rights to subscribe for shares or other securities of any corporation, partnership or other entity except for the Subsidiaries;

(xix)	Computershare Trust Company of Canada acts as the transfer agent and registrar for the Common Shares;

(xx)
none of the SEC, a Securities Commission, other securities commission or similar regulatory authority or exchange in the Selling Jurisdictions or the United States has issued any order which is currently outstanding preventing or suspending trading in any securities of the Corporation, no such proceeding is, to the knowledge of the Corporation, pending, contemplated or threatened and the Corporation is not in default of any requirement of Securities Laws in the Selling Jurisdictions or the United States;

(xxi)
there is not in the constating documents or by-laws of the Corporation or any Material Subsidiary, or in any agreement, mortgage, note, debenture, indenture or other instrument or document to which the Corporation or any Material Subsidiary is a party, any restriction upon or impediment to the declaration of dividends by its directors or payment of dividends by its holders of its shares;

(xxii)	the Corporation is a reporting issuer in good standing under the laws of each of the Qualifying Provinces;

(xxiii)
excepting out those things and matters which are not material to the Corporation or any of its Material Subsidiaries, the Corporation and each of its Material Subsidiaries has duly and on a timely basis filed all tax returns required to be filed by it, has paid all taxes due and payable by it and has paid all assessments and re-assessments and all other taxes, governmental charges, penalties, interest and other fines due and payable by it and which are claimed by any governmental authority to be due and owing and adequate provision has been made for taxes payable for any completed fiscal period for which tax returns are not yet required and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return or payment of any tax, governmental charge or deficiency by the Corporation or any Material Subsidiary and there are no actions, suits, proceedings, investigations or claims or, to the knowledge of the Corporation, threatened or pending against the Corporation or any Material Subsidiary in respect of taxes, governmental charges or assessments or any matters under discussion with any governmental authority relating to taxes, governmental charges or assessments asserted by any such authority;

(xxiv)
KPMG LLP is independent with respect to the Corporation as required by applicable Canadian Securities Laws and the rules of the Exchange and there has not been any reportable disagreement (within the meaning of section 4.11 of National Instrument  51-102 of the Canadian Securities Administrators) with the auditors of the Corporation since incorporation of the Corporation;

(xxv)	the Corporation and each Material Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurance that in all material respects:

(A)	transactions are executed in accordance with management's general or specific authorization;

(B)	transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; and

(C)	access to assets is permitted only in accordance with management's general or specific authorization;

(xxvi)
the Corporation is in compliance with all continuous and timely disclosure obligations under Securities Laws (including the completion of all applicable filings and the payment of all applicable fees) and the information and statements set forth in the Public Record were true, correct and complete and did not contain any misrepresentation as at the date of such information or statement and the Corporation has not filed any confidential material change reports which continue to be confidential;

(xxvii)	as at the date of this Agreement, no insider (as such term is defined in Securities Laws) has advised the Corporation of its intention to sell any securities of the Corporation held by it;

(xxviii)
the representations and warranties made by the Corporation in the Flow-Through Subscription Agreements and the OQI Sask Flow-Through Subscription Agreement will be true and correct of the date which they are made;

(xxix)
each of the Corporation and its Material Subsidiaries owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by it and neither the Corporation or any Subsidiary has received any notice and is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Corporation or its

Subsidiaries therein, and which infringement or conflict (if the subject of any unfavourable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect on the Corporation or its Subsidiaries (taken as a whole);

(xxx)
each of the Corporation and its Subsidiaries has good and marketable title to its property and assets free and clear of all liens and defects that would affect the value thereof or interfere with the use made or to be made thereof by the Corporation or such Subsidiary, as the case may be, except for such liens and defects which would not, singly or in the aggregate, result in a Material Adverse Effect on the Corporation or its Subsidiaries (taken as a whole), and each of the Corporation and its Subsidiaries holds all of its leased real or personal property under valid and enforceable leases with no exceptions that would interfere with the use made or to be made thereof by the Corporation or such Subsidiary, as the case may be, except for such exceptions which would not, singly or in the aggregate, result in a Material Adverse Effect on the Corporation as its Subsidiaries (taken as a whole), and neither the Corporation or any of its Subsidiaries, as the case may be, has received notice of any claim of any sort that has been asserted by any person adverse to the rights of the Corporation or any of its Subsidiaries, as the case may be, to the continuing possession and use of the leased or subleased properties except for such claims which would not, singly or in the aggregate, result in a Material Adverse Effect on the Corporation or its Subsidiaries (taken as a whole), each of the Corporation and its Material Subsidiaries owns or leases all such properties as are necessary to its business as currently conducted or proposed to be conducted;

(xxxi)
the Corporation and each Material Subsidiary made available to McDaniel prior to the issuance of the McDaniel Report all information requested by McDaniel, which information did not contain any misrepresentation; the Corporation has no knowledge of any adverse material change in any information provided to McDaniel since the date that such information was so provided; the Corporation believes that the McDaniel Report accurately estimates the discovered, undiscovered and contingent resources, as applicable, at the Axe Lake, the Raven Ridge, the Eagles Nest and the Wallace Creek properties as at the effective date thereof based upon information available in respect of such resources at the time such report was prepared and the assumptions contained therein; and the Corporation has no knowledge of any adverse material change in any resource information upon which the McDaniel Report is based;

(xxxii)
except for the Agent, there is no other person, firm or corporation acting or purporting to act at the request of the Corporation who is entitled to any brokerage, finder's, underwriter's or agency fee in connection with the transactions contemplated herein;

(xxxiii)
no authorization, approval or consent of any court or governmental authority or agency is required to be obtained by the Corporation in connection with the sale and delivery of the Offered Securities except as contemplated hereby;

(xxxiv)	the minute books for the Corporation and each of its Subsidiaries contain full, true and correct copies of the constating documents of the Corporation and each of its Subsidiaries contain full, true and correct copies of the constating documents of the Corporation and each of its Subsidiaries, as the case may be, and contain copies or drafts of all minutes of all meetings and all consent resolutions of the directors, committees of the directors and shareholders of the Corporation and each of its Subsidiaries, as the case may be, and all such meetings were duly called, properly held and all such consent resolutions were properly obtained;

(xxxv)
the issued and outstanding Common Shares are, and subject to approval of the Exchange, the Common Shares and Flow-Through Common Shares that make up the Offered Securities will be, listed and posted for trading on the Exchange and the Corporation is in material compliance with the by-laws, rules and regulations of the Exchange and has no reason to believe that it will not in the foreseeable future continue to be, in material compliance with the by-laws, rules and regulations of the NYSE AMEX;

(xxxvi)
to the knowledge of the Corporation, none of its directors or officers are subject to an order or ruling of any securities regulatory authority or stock exchange prohibiting such individual from acting as a director or officer of a public company or of a company listed on a particular stock exchange;

(xxxvii)
the Corporation and each Material Subsidiary is insured by insurers of recognized financial responsibly against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; all policies of insurance insuring the Corporation and each Material Subsidiary or its businesses, assets, employees, officers and directors are in full force and effect, except where the failure to be in full force and effect would not have an adverse material effect on the business, operations, capital or condition (financial or otherwise) of the Corporation and its Subsidiaries (taken as a whole) or their assets;

(xxxviii)
the Corporation has full corporate power and authority to issue the Flow-Through Common Shares and renounce to the Subscribers Qualifying Expenditures in an amount equal to the Commitment Amount and, at the Closing Time, the Flow-Through Common Shares will be duly and validly created and issued and will be outstanding as fully paid and non-assessable Common Shares in the share capital of the Corporation;

(xxxix)	each of the Corporation and OQI Sask is a "principal-business corporation" as defined in subsection 66(15) of the Tax Act;

(xl)
except as the result of any agreement or arrangement to which the Corporation is not a party and of which it has no knowledge, upon issuance pursuant to the provisions of the Flow-Through Subscription Agreements, the Flow-Through Common Shares will be "flow-through shares" as defined in subsection 66(15) of the Tax Act and will not be "prescribed shares" for the purpose of Regulation 6202.1 to the Tax Act;

(xli)
except as disclosed in the Registration Statement, the Disclosure Package and the Prospectuses, and except to the extent that any violation or other matter referred to in this subparagraph does not have a Material Adverse Effect on the Corporation and its Subsidiaries (taken as a whole):

(A)
the Corporation and each Subsidiary is not in violation of any applicable federal, provincial, state, municipal or local laws, regulations, orders, government decrees or ordinances with respect to environmental, health or safety matters (collectively, "Environmental Laws");

(B)
the Corporation and each Subsidiary has operated its business at all times and has received, handled, used, stored, treated, shipped and disposed of all contaminants without violation of Environmental Laws;

(C)
except as have been disclosed in the Registration Statement, the Disclosure Package and the Prospectuses, there have been no spills, releases, deposits or discharges of hazardous or toxic substances, contaminants or wastes into the earth, air or into any body of water or any municipal or other sewer or drain water systems by the Corporation and each Subsidiary that have not been remedied;

(D)	no orders, directions or notices have been issued and remain outstanding pursuant to any Environmental Laws relating to the business or assets of the Corporation and each Subsidiary;

(E)
the Corporation and each Subsidiary has not failed to report to the proper federal, provincial, municipal or other political subdivision, government, department, commission, board, bureau, agency or instrumentality, domestic or foreign ("Government Authority") the occurrence of any event which is required to be so reported by any Environmental Law; and

(F)
the Corporation and each Subsidiary holds, or will hold at the required time, all licences, permits and approvals required under any Environmental Laws in connection with the operation of its business and the ownership and use of its assets, all such licences, permits and approvals are in full force and effect, and except for notifications and conditions of general application to assets of the type owned by it and the Corporation and each Subsidiary has not received any notification pursuant to any Environmental Laws that any work, repairs, constructions or capital expenditures are required to be made by it as a condition of continued compliance with any Environmental Laws, or any licence, permit or approval issued pursuant thereto, or that any licence, permit or approval referred to above is about to be reviewed, made subject to limitation or conditions, revoked, withdrawn or terminated;

(xlii)
any and all operations of the Corporation and each Subsidiary and, to the knowledge of the Corporation, any and all operations by third parties, on or in respect of the assets and properties of the Corporation and each Subsidiary, have been conducted in accordance with good oil and gas industry practices and in material compliance with applicable laws, rules, regulations, orders and directions of governmental and other competent authorities;

(xliii)
in respect of the assets and properties of the Corporation and each Subsidiary that are operated by it, it holds all valid licenses, permits and similar rights and privileges that are required and necessary under applicable law to operate such assets and properties as presently operated;

(xliv)
the Flow-Through Common Shares have been duly and validly created, authorized and reserved and, when issued and delivered against payment therefor, will be duly and validly issued, fully paid and non-assessable and free of any pre-emptive or similar rights and will conform to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectuses;

(xlv)
no officer, director, employee or any other person not dealing at arm's length with the Corporation and each Subsidiary or, to the knowledge of the Corporation, any associate or affiliate of any such person, owns, has or is entitled to any royalty, net profits interest, carried interest, licensing fee or any other encumbrances or claims of any nature whatsoever which are based on the Corporation's or such Subsidiary's revenues;

(xlvi)
the Corporation and each Material Subsidiary is not a party to or bound by any agreement of guarantee, indemnification (other than an indemnification of directors and officers in accordance with the by-laws of the Corporation and applicable laws, indemnification agreements or covenants that are entered into arising in the ordinary course of business, including operating and similar agreements, indemnification and contribution provisions in agency and underwriting agreements and in transfer agency agreements) or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any other person;

(xlvii)
other than as set forth in the Registration Statement, the Disclosure Package or the Prospectuses, the Corporation and each Material Subsidiary does not have any loans or other indebtedness outstanding which have been made to or from any of its shareholders, officers, directors or employees or any other person not dealing at arm's length with the Corporation that are currently outstanding;

(xlviii)
none of the directors, officers or employees of the Corporation or any Material Subsidiary, any person who owns, directly or indirectly, more than 10% of any class of securities of the Corporation, or any associate or affiliate of any of the foregoing, had or has any material interest, direct or indirect, in any material transaction or any proposed material transaction with the Corporation or any Material Subsidiary which, as the case may be, materially affects, is material to or will materially affect the Corporation and its Subsidiaries (taken as a whole);

(xlix)	the Corporation has filed all reports required to be filed with the SEC pursuant to Section 13 of the U.S. Exchange Act, and the Common Shares are listed on the Exchange;

(l)
the responses given by the Corporation and its directors and officers in the Due Diligence Session held on October 25, 2010 (and any due diligence sessions held subsequent thereto) were true and correct where they relate to matters of fact, and the Corporation and its directors and officers have responded in as thorough and complete a fashion as possible and where the responses reflect the opinion or view of the Corporation or its directors or officers, such opinions or views were honestly held at the time they were given;

(li)
neither the Corporation nor, to its knowledge, any of its shareholders is a party to any unanimous shareholders agreement, pooling agreement, voting trust or other similar type of arrangements in respect of outstanding securities of the Corporation, other than the voting and exchange trust agreement dated August 14, 2006 respecting the exchangeable shares of OQI Sask;

(lii)
the books of account and other records of the Corporation and its Material Subsidiaries , whether of a financial or accounting nature or otherwise, have been maintained in accordance with prudent business practices;

(liii)	all of the shares of OQI Sask were owned by the Corporation, other than certain exchangeable shares which are exchangeable into Common Shares;

(liv)
all filings made by the Corporation under which the Corporation has received or is entitled to government incentives, have been made in accordance, in all material respects, with all applicable legislation and contain no misrepresentations of material fact or omit to state any material fact which could cause any amount previously paid to the Corporation or previously accrued on the accounts thereof to be recovered or disallowed;

(lv)	the form and terms of definitive certificates representing the Offered Securities have been duly approved and adopted by the Corporation and comply with all legal requirements relating thereto;

(lvi)
OQI Sask has full corporate power and authority to issue the OQI Sask Flow-Through Shares and renounce to the Corporation OQI Sask Qualifying Expenditures in an amount equal to the OQI Sask Commitment Amount and, at the Closing Time, the OQI Sask Flow-Through Shares will be duly and validly created and issued and will be outstanding as fully paid and non-assessable securities in the capital of OQI;

(lvii)
as of the date hereof, the authorized capital of OQI Sask consists of an unlimited number of OQI Sask Common Shares, an unlimited number of preferred shares issuable in series; and an unlimited number of Exchangeable Shares; there are 16,605,387 Common Shares (owned by the Corporation), 8,900,747 Series 2 Preferred Shares (owned by the Corporation), 20,197,532 Exchangeable Shares that have not yet been exchanged and 1,246,667 Options outstanding to acquire 10,260,069 Exchangeable Shares (exchange ratio 8.23).  Except as described in the immediately preceding sentence, there are no other issued or outstanding securities of OQI Sask and, without limitation, there are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments obligating OQI Sask to issue or sell any shares of any capital stock of OQI Sask or securities or obligations of any kind convertible into or exchangeable for any shares of capital stock of OQI Sask, nor are there outstanding any stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the book value, income or any other attribute of OQI Sask;

(lviii)
OQI Sask is not in default or breach of, and the execution and delivery of the OQI Sask Flow-Through Subscription Agreements, and the sale of OQI Sask Flow-Through Shares by OQI Sask will not result in any breach of, or be in conflict with or constitute a material default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a material default under any term or provisions of the constating documents, by-laws or resolutions of the directors and shareholders of OQI Sask, or any mortgage, note, indenture, contract, agreement (written or oral), instrument, lease or other document to which OQI Sask is a party or by which it is bound, or any judgment, decree, order, statute, rule or regulation applicable to OQI Sask, which default or breach might reasonably be expected to materially adversely affect the business, operations, capital or condition (financial or otherwise) of OQI Sask or its properties or assets;

(lix)
no Securities Commission or any other similar regulatory authority has issued any order preventing or suspending trading of any securities of OQI Sask, no such proceeding is, to the knowledge of OQI Sask, pending, contemplated or threatened, nor is OQI Sask in default of any requirement of applicable Securities Laws that would have a material affect on the distribution of the OQI Sask Flow-Through Shares from OQI Sask to the Corporation;

(lx)
OQI Sask has full corporate power and authority to enter into the OQI Sask Flow-Through Subscription Agreement and to perform its obligations set out therein and the OQI Sask Flow-Through Subscription Agreement will be at the Closing Time duly authorized, executed and delivered by OQI Sask, and the OQI Sask Flow-Through Subscription Agreement will be at the Closing Time a legal, valid and binding obligation of OQI Sask enforceable against OQI Sask in accordance with its terms, subject to the general qualifications that:

(A)	enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally;

(B)
equitable remedies, including the remedies of specific performance and injunctive relief, are available only in the discretion of the court and the courts have statutory and inherent powers to stay proceedings before them and the execution of judgments; and

(C)	rights to indemnity and contribution hereunder may be limited under applicable law;

(lxi)
except as a result of any agreement to which neither the Corporation nor OQI Sask is a party and of which neither has any knowledge, upon issuance pursuant to the provisions of the OQI Sask Flow-Through Subscription Agreement, the OQI Sask Flow-Through Shares will be "flow-through shares" as defined in subsection 66(15) of the Tax Act and will not be "prescribed shares" for the purpose of Regulation 6202.1 of the Tax Act;

(lxii)	the representations and warranties made by OQI Sask in the OQI Sask Flow-Through Subscription Agreement will be true and correct as of the date at which they are made and as of the Closing Date;

(lxiii)
neither the Corporation nor OQI Sask has any reason to believe that OQI Sask will be unable to incur during the OQI Sask Expenditure Period and renounce to the Corporation OQI Sask Qualified Expenditures in the amount equal to the OQI Sask Commitment Amount effective on or before the end of the OQI Sask Expenditure Period;

(lxiv)	neither the Corporation nor OQI Sask has any reason to expect any reduction of OQI Sask Qualified Expenditures by virtue of subsection 66(12.73) of the Tax Act;

(lxv)
other than expenses to be incurred and renounced by the Corporation and OQI Sask, respectively, in connection with the issuances of "flow-through" shares in the Corporation and OQI Sask, respectively, in each case in an aggregate amount not exceeding Cdn$10,500,004, all expenses in respect of "flow-through" shares previously issued have been renounced to the subscribers therefore and neither the Corporation nor OQI Sask has any other obligation to renounce expenditures related to "flow-through" securities and OQI Sask has incurred all OQI Sask Qualifying Expenditures required thereunder;

(lxvi)
no authorization, approval or consent of any court or governmental authority or agency is required to be obtained by OQI Sask in connection with the sale and delivery of the OQI Sask Flow-Through Shares except as contemplated hereby;

(lxvii)
other than as disclosed in the Public Record, there are no material contracts or agreements to which the Corporation is a party or by which it is bound and each of the contracts and agreements set forth in the Public Record constitutes a legally valid and binding agreement of the Corporation enforceable in accordance with their respective terms and, to the knowledge of the Corporation, no party thereto is in default thereunder;

(lxviii)	except as disclosed in the Public Record, the Corporation is not a party to any contracts of employment which provide for payments occurring on a change of control of the Corporation;

(lxix)
to the knowledge of the Corporation, no other party is in default in the observance or performance of any term or obligation to be performed by it under any contract to which the Corporation is a party or by which the Corporation and any such party are bound which is material to the business of the Corporation and no event has occurred which with notice or lapse of time or both would directly or indirectly constitute such a default, in any such case which default or event would reasonably be expected to have a Material Adverse Effect on the Corporation;

(lxx)
the Corporation is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Registration Statement, the Disclosure Package or the Prospectuses, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended;

(lxxi)
the Corporation (i) is not required to register as a "broker" or "dealer" in accordance with the provisions of the U.S. Exchange Act or the rules and regulations thereunder, and (ii) directly, or indirectly through one or more intermediaries, does not control any member firm of the Financial Industry Regulatory Authority ("FINRA");

(lxxii)
no labor disturbance by or dispute with employees of the Corporation or any of its Subsidiaries exists or, to the best knowledge of the Corporation, is contemplated or threatened and the Corporation is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its Subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect;

(lxxiii)
neither the Corporation nor any of its Subsidiaries nor, to the best knowledge of the Corporation, any director, officer, agent, employee or other person associated with or acting on behalf of the Corporation or any of its Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

(lxxiv)
the operations of the Corporation and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Anti-Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Corporation or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Corporation, threatened;

(lxxv)
(A) The Corporation represents that neither the Corporation nor any of its Subsidiaries, nor any director, officer or employee thereof, nor, to the Corporation’s knowledge, any agent, affiliate or representative of the Corporation or any of its Subsidiaries, is an individual or entity ("Person") that is, or is owned or controlled by a Person that is (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, "Sanctions"), nor (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria) and (B) the Corporation represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (x) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or (y) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise). The Corporation represents and covenants that for the past 5 years, it and its Subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions;

(lxxvi)
neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Corporation as described in the Registration Statement, the Disclosure Package or the Prospectuses will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors;

(lxxvii)
nothing has come to the attention of the Corporation that has caused the Corporation to believe that the statistical and market-related data included in the Registration Statement, the Disclosure Package or the Prospectuses is not based on or derived from sources that are reliable and accurate in all material respects;

(lxxviii)
there is and has been no failure on the part of the Corporation or any of the Corporation’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the "Sarbanes-Oxley Act"), including Section 402 related to loans and Sections 302 and 906 related to certifications;

(lxxix)
except as disclosed in the Registration Statement, the Disclosure Package and the Prospectuses, the Corporation maintains "disclosure controls and procedures" (as defined in Rule 13a-15(e) of the Exchange Act) that are designed to ensure that information required to be disclosed by the Corporation in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Exchange Act, and that such information is accumulated and communicated to the Corporation’s management as appropriate to allow timely decisions regarding required disclosure.  The Corporation has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act;

(lxxx)
the Corporation has not (i) taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Offered Securities or (ii) sold or issued any securities that would be integrated with the Offering of any of the Offered Securities pursuant to the US Securities Act or the interpretations thereof by the SEC;

(lxxxi)
the Corporation is not an ineligible issuer as defined under the US Securities Act, in each case at the times specified in the US Securities Act in connection with the offering of the Offered Securities;

(lxxxii)
there is no transaction, arrangement, or other relationship between the Corporation (or any Subsidiary) and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Corporation in its US Exchange Act filings and is not so disclosed and would have or reasonably be expected to have a Material Adverse Effect;

(lxxxiii)	as of the date hereof, the Common Shares are not an "actively-traded security" excepted from the requirements of Rule 101 under Regulation M by subsection (c)(1) of such rule; and

(lxxxiv)
no default under any material agreement or instrument pursuant to which indebtedness of the Corporation has been issued, has occurred, and no event which with the giving of notice or the passage of time or both would constitute default under any such agreement or instrument has occurred and is continuing.

8.	Indemnity

(a)
The Corporation shall indemnify and save the Agent, and the Agent's agents, directors, officers, affiliates and employees harmless against and from all liabilities, claims, demands, losses (other than losses of profit), costs (including, without limitation, legal fees and disbursements on a full indemnity basis), damages and expenses to which the Agent, or any of the Agent's agents, directors, officers, affiliates or employees may be subject or which the Agent, or any of the Agent's agents, directors, officers, shareholders or employees may suffer or incur, whether under the provisions of any statute or otherwise, in any way caused by, or arising directly or indirectly from or in consequence of:

(i)
any information or statement contained in the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus or the Prospectuses or any Supplementary Material or in any other document or material filed, delivered or made available by or on behalf of the Corporation (other than any information or statement relating solely to the Agent and furnished to the Corporation by the Agent expressly for inclusion in the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus or the Prospectuses or any Supplementary Material or such other document or material) which is or is alleged to be untrue or any omission or alleged omission to provide any information or state any fact (other than any information or fact relating solely to the Agent) the omission of which makes or is alleged to make any such information or statement untrue or misleading in light of the circumstances in which it was made;

(ii)
any misrepresentation or alleged misrepresentation (except a misrepresentation which is based upon information relating solely to the Agent and furnished to the Corporation by the Agent expressly for inclusion in the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus or the Prospectuses or any Supplementary Material or in any document or other part of the Public Record) contained in the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus, the Prospectuses, any Supplementary Material or in any other document or any other part of the Public Record filed by or on behalf of the Corporation;

(iii)
any prohibition or restriction of trading in the securities of the Corporation or any prohibition or restriction affecting the distribution of the Offered Securities imposed by any competent authority if such prohibition or restriction is based on any misrepresentation or alleged misrepresentation of a kind referred to in subsection 8(a)(ii);

(iv)
any order made or any inquiry, investigation (whether formal or informal) or other proceeding commenced or threatened by any one or more competent authorities (not based upon the activities or the alleged activities of the Agent or its banking or Selling Dealer Group members, if any) prohibiting, restricting, relating to or materially affecting the trading or distribution of the Offered Securities; or

(v)
any breach of, default under or non-compliance by the Corporation  with any requirements of the applicable Securities Laws, the by-laws, rules or regulations of the Exchange or any representation, warranty, term or condition of this Agreement or in any certificate or other document delivered by or on behalf of the Corporation hereunder or pursuant hereto, except to the extent that any such liability, claim, demand, loss, cost damage or expense resulted from the Indemnified Person (defined in section 8(b) below) acquiring or holding Flow-Through Common Shares as principal.

(b)
If any claim contemplated by subsection 8(a) shall be asserted against any of the persons or corporations in respect of which indemnification is or might reasonably be considered to be provided for in such subsections, such person or corporation (the "Indemnified Person") shall notify the Corporation (provided that failure to so notify the Corporation of the nature of such claim in a timely fashion shall relieve the Corporation of liability hereunder only if and to the extent that such failure materially prejudices the Corporation's ability to defend such claim) as soon as possible of the nature of such claim and the Corporation shall be entitled (but not required) to assume the defence of any suit brought to enforce such claim, provided however, that the defence shall be through legal counsel selected by the Corporation and acceptable to the Indemnified Person acting reasonably and that no admission of liability or settlement may be made by the Corporation or the Indemnified Person without the prior written consent of the other, such consent not to be unreasonably withheld.  The Indemnified Person shall have the right to retain its own counsel in any proceeding relating to a claim contemplated by subsection 8(a) if:

(i)
the Indemnified Person has been advised by counsel that there may be a reasonable legal defense available to the Indemnified Person which is different from or additional to a defense available to the Corporation and that representation of the Indemnified Person and the Corporation by the same counsel would be inappropriate due to the actual or potential differing interests between them (in which case the Corporation shall not have the right to assume the defense of such proceedings on the Indemnified Person's behalf);

(ii)	the Corporation shall not have taken the defense of such proceedings and employed counsel within ten days after notice has been given to the Corporation of commencement of such proceedings; or

(iii)	the employment of such counsel has been authorized by the Corporation in connection with the defense of such proceedings;

and, in any such event, the reasonable fees and expenses of such Indemnified Person's counsel (on a solicitor and his own client basis) shall be paid by the Corporation, provided that the Corporation shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate law firm (in addition to any local counsel) for all such Indemnified Persons.

(c)
The Corporation hereby waives its rights to recover contribution from the Agent with respect to any liability of the Corporation by reason of or arising out of any misrepresentation in the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus or the Prospectuses or any Supplementary Material or any other part of the Public Record provided, however, that such waiver shall not apply in respect of liability caused or incurred by reason of any misrepresentation which is based upon information relating solely to the Agent contained in such document and furnished to the Corporation by the Agent expressly for inclusion in the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus or the Prospectuses or any Supplementary Material or any other part of the Public Record.

(d)
If any legal proceedings shall be instituted against the Corporation in respect of the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus or the Prospectuses or any Supplementary Material or any other part of the Public Record or the Offered Securities or if any regulatory authority or stock exchange shall carry out an investigation of the Corporation in respect of the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus or the Prospectuses or any Supplementary Material or any other part of the Public Record or the Offered Securities and, in either case, any Indemnified Person is required to testify, or respond to procedures designed to discover information, in connection with or by reason of the services performed by the Agent hereunder, the Indemnified Persons may employ their own legal counsel and, provided such proceeding is not brought as a result of any negligence, fraud, willful misconduct or any actions or inactions of the Indemnified Person, the Corporation shall pay and reimburse the Indemnified Persons for the reasonable fees, charges and disbursements (on a full indemnity basis) of such legal counsel, the other expenses reasonably incurred by the Indemnified Persons in connection with such proceedings or investigation and a fee at the normal per diem rate for any director, officer or employee of the Agent involved in the preparation for or attendance at such proceedings or investigation.

(e)
The rights and remedies of the Indemnified Persons set forth in sections 8, 9 and 11 (in the case of the Agent) hereof are to the fullest extent possible in law cumulative and not alternative and the election by the Agent or other Indemnified Person to exercise any such right or remedy shall not be, and shall not be deemed to be, a waiver of any other rights and remedies.

(f)
The Corporation hereby acknowledges that the Agent is acting as trustees for the Agent's agents, directors, officers, shareholders and employees under this section 8 and under section 9 with respect to all such Agent's agents, directors, officers, affiliates and employees.

(g)
The Corporation waives any right it may have of first requiring an Indemnified Person to proceed against or enforce any other right, power, remedy or security or claim or to claim payment from any other person before claiming under this indemnity.  It is not necessary for an Indemnified Person to incur expense or make payment before enforcing such indemnity.

(h)
The rights of indemnity contained in this section 8 shall not apply if the Corporation has complied with the provisions of sections 3 and 4 and the person asserting any claim contemplated by this section 8 was not provided with a copy of the Prospectuses or any amendment to the Prospectuses or other document which corrects any misrepresentation or alleged misrepresentation which is the basis of such claim and which was required, under applicable Securities Laws, to be delivered to such person by the Agent.

(i)
If the Corporation has assumed the defense of any suit brought to enforce a claim hereunder, the Indemnified Person shall provide the Corporation copies of all documents and information in its possession pertaining to the claim, take all reasonable actions necessary to preserve its rights to object to or defend against the claim, consult and reasonably cooperate with the Corporation in determining whether the claim and any legal proceeding resulting therefrom should be resisted, compromised or settled and reasonably cooperate and assist in any negotiations to compromise or settle, or in any defense of, a claim undertaken by the Corporation.

9.	Contribution

In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Agreement is due in accordance with its terms but is, for any reason, held by a court to be unavailable from the Corporation on grounds of policy or otherwise, the Corporation and the party or parties seeking indemnification shall contribute to the aggregate liabilities, claims, demands, losses (other than losses of profit), costs (including, without limitation, legal fees and disbursements on a full indemnity basis), damages and expenses to which they may be subject or which they may suffer or incur:

(a)	in such proportion as is appropriate to reflect the relative benefit received by the Corporation on the one hand, and by the Agent on the other hand, from the offering of the Offered Securities; or

(b)
if the allocation provided by subsection 9(a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in subsection 9(a) above but also to reflect the relative fault of the Agent on the one hand, and the Corporation, on the other hand, in connection with the statements, commissions or omissions or other matters which resulted in such liabilities, claims, demands, losses, costs, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Corporation, on the one hand, and the Agent, on the other hand, shall be deemed to be in the same proportion that the total proceeds of the offering received by the Corporation (net of fees but before deducting expenses) bear to the fees received by the Agent.  In the case of liability arising out of the Prospectuses, any Supplementary Material or any other part of the Public Record, the relative fault of the Corporation, on the one hand, and of the Agent, on the other hand, shall be determined by reference, among other things, to whether the misrepresentation or alleged misrepresentation, order, inquiry, investigation or other matter or thing referred to in section 8 relates to information supplied or which ought to have been supplied by, or steps or actions taken or done on behalf of or which ought to have been taken or done on behalf of the Corporation or the Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such misrepresentation or alleged misrepresentation, order, inquiry, investigation or other matter or thing referred to in section 8.

The amount paid or payable by an Indemnified Person as a result of liabilities, claims, demands, losses (other than losses of profit), costs, damages and expenses (or claims, actions, suits or proceedings in respect thereof) referred to above shall, without limitation, include any legal or other expenses reasonably incurred by the Indemnified Person in connection with investigating or defending such liabilities, claims, demands, losses, costs, damages and expenses (or claims, actions, suits or proceedings in respect thereof) whether or not resulting in any action, suit, proceeding or claim.

Each of the Corporation and the Agent agrees that it would not be just and equitable if contributions pursuant to this Agreement were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding sections.  The rights to contribution provided in this section 9 shall be in addition to, and without prejudice to, any other right to contribution which the Agent or other Indemnified Persons may have.

Any liability of the Agent under this section 9 shall be limited to the amount of the agency fees actually received by the Agent under section 2.

10.	Expenses

Whether or not the transactions contemplated herein shall be completed, all costs and expenses (including applicable GST) of or incidental to the transactions contemplated hereby including, without limitation, those relating to the distribution of the Offered Securities, shall be borne by the Corporation including, without limitation, all costs and expenses of or incidental to the preparation, filing, reproduction (including the commercial copies thereof) of the Registration Statement, the Disclosure Package, the Prospectuses, or any Supplementary Material or any Issuer Free Writing Prospectus and the delivery thereof to the Agent, the fees and expenses of the Corporation's Counsel, the fees and expenses of agent counsel retained by the Corporation or the Corporation's Counsel, the fees and expenses of the Corporation's transfer agent and any auditors, engineers and other outside consultants, all stock exchange listing fees, the reasonable legal fees and disbursements of Agent's Counsel, the out-of-pocket expenses of the Agent and all other costs and expenses relating to the transactions contemplated herein.

11.	Termination

(a)	The Agent may, without liability, terminate its obligations hereunder, by written notice to the Corporation in the event that after the date hereof and at or prior to the Closing Time:

(i)
any order to cease or suspend trading in any securities of the Corporation or prohibiting or restricting the distribution of any of the Offered Securities is made, or proceedings are announced, commenced or threatened for the making of any such order, by any securities commission or similar regulatory authority, the Exchange or any other competent authority, and has not been rescinded, revoked or withdrawn;

(ii)
any inquiry, action, suit, investigation or other proceeding (whether formal or informal) in relation to the Corporation or any of its directors or senior officers is announced, commenced or threatened by any securities commission or similar regulatory authority, the Exchange or any other competent authority or there is a change in law, regulation or policy or the interpretation or administration thereof, if, in the reasonable opinion of the Agent, the change, announcement, commencement or threatening thereof materially adversely affects, or may materially adversely affect, the trading or distribution of the Offered Securities or any other securities of the Corporation;

(iii)
there shall have occurred or be discovered any adverse change, as determined by the Agent in its sole discretion, acting reasonably, in the business, operations, capital or condition (financial or otherwise), business or business prospects of the Corporation or its properties, assets, liabilities or obligations (absolute, accrued, contingent or otherwise) which in the opinion of the Agent, acting reasonably, after consultation with the Corporation, would reasonably be expected to have a significant adverse effect on the market price or value or marketability of the Offered Securities;

(iv)
there should develop, occur or come into effect or existence, or be announced, any event, action, state, condition or occurrence of national or international consequence, or any law, action, regulation or other occurrence of any nature whatsoever, which, in the sole opinion of the Agent, acting reasonably, seriously adversely affects or involves, or will seriously adversely affect or involve, the financial markets generally or the business, operations or affairs of the Corporation and its Subsidiaries (taken as a whole);

(v)
the Agent shall become aware of any material information with respect to the Corporation which had not been publicly disclosed or disclosed in writing to the Agent at or prior to the date hereof and which in the sole opinion of the Agent, acting reasonably, could be expected to have a material adverse effect on the market price or value of the Offered Securities or any other securities of the Corporation or the investment quality or marketability of the Offered Securities or any other securities of the Corporation;

(vi)
the Corporation shall be in breach of, default under or non-compliance with any representation, warranty, covenant, term or condition of this Agreement in any material respect, other than with respect to the representations and warranties contained in sections 7(b)(vii), 7(b)(ix), 7(b)(xi), 7(b)(xii), 7(b)(xv), 7(b)(xxxix), 7(b)(xxx), 7(b)(xli), 7(b)(lxix), 7(b)(lxxii) and 7(b)(lxxxii), where the Agent may, without liability, terminate its obligations hereunder, by written notice to the Corporation if the Corporation shall be in breach of, default under or non-compliance with such representations and warranties in any respect;

(vii)	the state of the financial markets in Canada or the United States is such that the Offered Securities cannot in the sole opinion of the Agent, acting reasonably, be profitably marketed; or

(viii)
there is announced any change or proposed change in the income tax laws of Canada or the United States or the interpretation or administration thereof and such change, which in the sole opinion of the Agent, acting reasonably, could be expected to have a significant adverse effect on the market price or value of the Offered Securities or any other securities of the Corporation.

(b)
The Agent may exercise any or all of the rights provided for in subsection 11(a) or section 12 or 16 notwithstanding any material change, change, event or state of facts and (except where the Agent purporting to exercise any of such rights is in breach of its obligations under this Agreement) notwithstanding any act or thing taken or done by the Agent or any inaction by the Agent, whether before or after the occurrence of any material change, change, event or state of facts including, without limitation, any act of the Agent related to the offering or continued offering of the Offered Securities for sale and any act taken by the Agent in connection with any amendment to the Prospectuses including the execution of any amendment or any other Supplementary Material and the Agent shall only be considered to have waived or be estopped from exercising or relying upon any of its rights under or pursuant to subsection 11(a) or section 12 or 16 if such waiver or estoppel is in writing and specifically waives or estops such exercise or reliance.

(c)
Any termination pursuant to the terms of this Agreement shall be effected by notice in writing delivered to the Corporation provided that no termination shall discharge or otherwise affect any obligation of the Corporation under section 8, 9, 10 or 16.  The rights of the Agent to terminate its obligations hereunder are in addition to, and without prejudice to, any other rights or remedies they may have.

(d)
If the Agent elects to terminate its obligation to purchase the Offered Securities as aforesaid, whether the reason for such termination is within or beyond the control of the Corporation, the liability of the Corporation hereunder with respect to the Agent shall be limited to the indemnity referred to in section 8, the contribution rights referred to in section 9 and the payment of expenses referred to in section 10.

12.	Closing Documents

The obligations of the Agent hereunder shall be conditional upon all representations and warranties and other statements of the Corporation herein being, at and as of the Closing Time, true and correct in all material respects (other than with respect to the representations and warranties contained in sections 7(b)(vii), 7(b)(ix), 7(b)(xi), 7(b)(xii), 7(b)(xv), 7(b)(xxxix), 7(b)(xxx), 7(b)(xli), 7(b)(lxix), 7(b)(lxxii) and 7(b)(lxxxii), where such representations and warranties shall be true and correct in all respects), the Corporation having performed in all material respects, at the Closing Time, all of its obligations hereunder theretofore to be performed and the Agent receiving at the Closing Time:

(a)
favourable legal opinions of the Corporation's Counsel (as identified in parentheses below) addressed to the Agent, in form and substance reasonably satisfactory to the Agent, with respect to such matters as the Agent may reasonably request relating to the Corporation, the offering of the Offered Securities and the transactions contemplated hereby, including, without limitation, that:

(i)
the Corporation and each Material Subsidiary has been duly incorporated and is validly subsisting under the laws of the jurisdiction of its incorporation and has all requisite corporate capacity, power and authority to carry on its business as now conducted by it and to own its properties and assets (Corporation's U.S. Corporate Counsel and Corporation's Canadian Counsel);

(ii)
the Corporation has full corporate power and authority to enter into this Agreement, the Flow-Through Subscription Agreements and the OQI Sask Flow-Through Subscription Agreement and to perform its obligations set out herein and therein and this Agreement, the Flow-Through Subscription Agreements and the OQI Sask Flow-Through Subscription Agreement have been duly authorized, executed and delivered by the Corporation and this Agreement, the Flow-Through Subscription Agreements and the OQI Sask Flow-Through Subscription Agreement constitute a legal, valid and binding obligation of the Corporation and, in the case of the OQI Sask Flow-Through Subscription Agreement of OQI Sask, enforceable against it in accordance with their respective terms, subject to laws relating to creditors' rights generally and except as rights to indemnity may be limited by applicable law (Corporation's U.S. Corporate Counsel and Corporation's Canadian Counsel, as applicable);

(iii)
the execution and delivery of this Agreement, the Flow-Through Subscription Agreements and the OQI Sask Flow-Through Subscription Agreement and the fulfillment of the terms hereof and thereof by the Corporation, and the performance of and compliance with the terms of this Agreement, the Flow-Through Subscription Agreements and the OQI Sask Flow-Through Subscription Agreement by the Corporation and, as applicable OQI Sask, does not and will not result in a breach of, or constitute a default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach of or constitute a default under:  (a) any applicable federal or state laws of the United States or applicable laws of the Province of Alberta or the federal laws of Canada applicable therein; (b) any term or provision of the articles, by-laws or other constating documents, as applicable, of the Corporation or OQI Sask, as applicable, or, of which counsel is aware, any resolutions of the shareholders or directors (or any committee thereof) of the Corporation or OQI Sask, as applicable; (c) any indenture, mortgage, note, contract, agreement (written or oral), instrument, lease or other document to which the Corporation or OQI Sask, as applicable, is a party or by which it is bound, of which counsel is aware; or (d) any judgment, decree or order, of any court, governmental agency or body or regulatory authority having jurisdiction over or binding the Corporation or their respective properties or assets, of which counsel is aware (Corporation's U.S. Corporate Counsel, Corporation's U.S. Counsel and Corporation's Canadian Counsel, as applicable);

(iv)	the Offered Securities have been validly issued as fully paid and non-assessable Common Shares of the Corporation (Corporation's U.S. Corporate Counsel);

(v)	to such counsel's knowledge, the Corporation is subject to and has complied in all material respects with the requirements of Section 13 of the U.S. Exchange Act (Corporation's U.S. Counsel);

(vi)
the Corporation is a "reporting issuer" not in default of any requirement of Canadian Securities Laws and is eligible to participate in NI 71-101 in each Qualifying Province (Corporation's Canadian Counsel);

(vii)
the attributes of the Offered Securities conform in all material respects with the description thereof contained in the Disclosure Package and the Prospectuses (Corporation's U.S. Corporate Counsel and Corporation's Canadian Counsel, as applicable);

(viii)	the Offered Securities are eligible investments as set out under the heading "Eligibility for Investment" in the Canadian Prospectus (Corporation's Canadian Counsel);

(ix)
all necessary documents have been filed, all necessary proceedings have been taken and all legal requirements have been fulfilled as required under the applicable Securities Laws of each of the Qualifying Provinces in order to qualify the Offered Securities for distribution and sale to the public in each of such Qualifying Provinces by or through investment dealers and brokers duly registered under the applicable laws of such provinces who have complied with the relevant provisions of such applicable Securities Laws (Corporation's Canadian Counsel);

(x)
the Registration Statement is effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement or any part thereof, preventing or suspending the use of the Prospectuses or any part thereof shall have been issued and to such counsel's knowledge no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the SEC, and all requests for additional information on the part of the SEC (to be included or incorporated by reference in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Agent (Corporation's U.S. Counsel);

(xi)
the Registration Statement and the U.S. Prospectus, as of their respective effective or issue times, appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the SEC Rules and Regulations (Corporation's U.S. Counsel);

(xii)
the Corporation has the necessary corporate power and authority to execute and deliver the Prospectuses and all necessary corporate action has been taken by  the Corporation to authorize the execution and delivery by it of the Canadian Prospectus and the filing thereof, as the case may be, in each of the Qualifying Provinces in accordance with Applicable Securities Laws (Corporation's U.S. Corporate Counsel);

(xiii)
subject to the qualifications set out therein, the statements in the Canadian Prospectus under the heading "Canadian Federal Income Tax Considerations" constitute a fair summary of the principal Canadian federal income tax consequences arising under the Tax Act to persons referred to therein who hold Offered Securities (Corporation's Canadian Counsel);

(xiv)
except as the result of any agreement or arrangement to which neither the Corporation or OQI Sask is a party and of which neither has any knowledge, upon issuance pursuant to the provisions of the Flow-Through Subscription Agreements or the OQI Sask Flow-Through Subscription Agreements, respectively the Flow-Through Common Shares and the OQI Sask Flow-Through Shares, respectively will be "flow-through shares" as defined in subsection 66(15) of the Tax Act and will not be "prescribed shares" for the purpose of Regulation 6202.1 of the Regulations to the Tax Act (Corporation's Canadian Counsel);

(xv)
the Offered Securities are conditionally approved for listing and, upon notification to the Exchange of the issuance and sale thereof and fulfillment of the conditions of the Exchange, will  be listed and posted for trading on the Exchange (Corporation's U.S. Counsel);

(xvi)
Computershare Trust Company of Canada has been duly appointed by the Corporation as the transfer agent and registrar for the Common Shares (including the Common Shares included in the Offered Securities) (Corporation's Canadian Counsel); and

(xvii)	the authorized and issued capital of the Corporation (Corporation's U.S. Corporate Counsel);

and as to all other legal matters, including compliance with applicable Securities Laws in any way connected with the issuance, sale and delivery of the Offered Securities as the Agent may reasonably request;

(b)
favourable legal opinions of the Agent's Counsel, addressed to the Agent, in form and substance reasonably satisfactory to the Agent, with respect to such matters as the Agent may reasonably request relating to the offering of the Offered Securities and the transactions contemplated hereby including a 10b-5 side letter from Agent's Special U.S. Counsel;

(c)
in addition to the opinions set forth above, at the Closing Time, the Agent shall have received from each of Corporation's U.S. Counsel and the Corporation's Canadian Counsel, a letter of each firm containing statements to the effect that such counsel has reviewed and participated in discussions concerning the preparation of the Registration Statement, the Disclosure Package and the Prospectuses with certain officers or employees of the Corporation and its auditors.  Such counsel may also state that the limitations inherent in the independent verification of factual matters and in the role of outside counsel are such, however, that they cannot and do not assume any responsibility for the accuracy, completeness or fairness of any of the statements made in the Registration Statement, the Disclosure Package or the Prospectuses.

The letters of such counsel shall also state that, subject to the limitations set forth in the preceding paragraph, on the basis of the information they gained in the course of performing the services referred to above, no facts came to such counsel's attention which gave them reason to believe that (a) the Registration Statement (other than the Financial Statements, schedules and other financial data, and statistical information relating to oil and gas resources, production and working interests, including the information derived from the McDaniel Report in reliance on the authority of such firm as experts within the meaning of the US Securities Act, contained therein or omitted therefrom, as to which such counsel need not comment), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Disclosure Package (other than the Financial Statements, schedules and other financial data, and statistical information relating to oil and gas resources, production and working interests, including the information derived from the McDaniel Report in reliance on the authority of such firm as experts within the meaning of the US Securities Act, contained therein or omitted therefrom, as to which such counsel need not comment), as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (c) the U.S. Prospectus (other than the Financial Statements, schedules and other financial data, and statistical information relating to oil and gas resources, production and working interests, including the information derived from the McDaniel Report in reliance on the authority of such firm as experts within the meaning of the US Securities Act, contained therein or omitted therefrom, as to which such counsel need not comment) as of its date and the date of such letter, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The letters of such counsel may be in such form and may also contain such qualifications and other statements as are customary for such letters delivered by Canadian or U.S. Counsel, as applicable.

It is understood that the respective counsel may rely on the opinions of local counsel acceptable to them as to matters governed by the laws of jurisdictions other than where they are qualified to practice law, and on certificates of officers of the Corporation, the transfer agent and the Corporation's auditors as to relevant matters of fact.  It is further understood that the Agent's Counsel may rely on the opinion of the Corporation's Counsel as to matters which specifically relate to the Corporation or the Offered Securities, including the issuance of the Offered Securities;

(d)
a certificate of the Corporation dated the Closing Date or the Additional Closing Date (as applicable) addressed to the Agent and signed on behalf of the Corporation by the Chief Executive Officer and the Chief Financial Officer of the Corporation or such other officers of the Corporation satisfactory to the Agent, acting reasonably, certifying that:

(i)	the Corporation has complied with and satisfied in all material respects all terms and conditions of this Agreement on its part to be complied with or satisfied at or prior to the Closing Time;

(ii)
the representations and warranties of the Corporation set forth in this Agreement are true and correct in all material respects (other than with respect to the representation and warranties contained in sections 7(b)(vii), 7(b)(ix), 7(b)(xi), 7(b)(xii), 7(b)(xv), 7(b)(xxxix), 7(b)(xxx), 7(b)(xli), 7(b)(lxix), 7(b)(lxxii) and 7(b)(lxxxii), where such representations and warranties shall be true and correct in all respects) at the Closing Time, as if made at such time; and

(iii)
no event of a nature referred to in subsection 11(a)(i), 11(a)(ii), 11(a)(iii) or 11(a)(vi) has occurred or to the knowledge of such officer is pending, contemplated or threatened (excluding any requirement to make any determination as to the Agent's opinion);

and the Agent shall have no knowledge to the contrary;

(e)
a comfort letter of the Corporation's auditors addressed to the Agent and dated the Closing Date, satisfactory in form and substance to the Agent, acting reasonably, bringing the information contained in the comfort letters referred to in subsection 4(c)

hereof up to the Closing Time, which comfort letters shall be not more than two Business Days prior to the Closing Date;

(f)
evidence satisfactory to the Agent that the Offered Securities have been conditionally listed on the Exchange, and upon notice to the Exchange shall be posted for trading as at the opening of business on the Closing Date or first trading date after notice of the issuance of such Common Shares;

(g)
executed copies of this Agreement, the Flow-Through Subscription Agreement and the OQI Sask Flow-Through Subscription Agreement each in form and substance satisfactory to the Agent and Agent's Counsel;

(h)	a copy of the definitive certificate representing the OQI Sask Flow-Through Shares subscribed for by the Corporation pursuant to the OQI Sask Flow-Through Subscription Agreement;

(i)	the Agent having completed due diligence with respect to the Corporation and OQI Sask satisfactory to the Agent acting reasonably; and

(j)	such other certificates and documents as the Agent may request, acting reasonably.

The foregoing conditions are for the sole benefit of the Agent and may be waived in whole or in part by the Agent, at any time. If any of the foregoing conditions are not met the Agent may terminate it obligations under this Agreement without prejudice to any other remedies they may have.

13.	Deliveries at Closing

(a)
The issue and sale of the Offered Securities shall be completed at the Closing Time at the offices of the Corporation's Counsel in Calgary, Alberta or at such other place as the Corporation and the Agent may agree.  Subject to the conditions set forth in section 12, the Agent, on the Closing Date, shall deliver to the Corporation, by wire transfer, the gross proceeds of the issue and sale of the Offered Securities (less the amount of any proceeds delivered directly by an investor to the Corporation) against delivery by the Corporation of:

(i)	the opinions, certificates and documents referred to in section 12;

(ii)
definitive certificates representing, in the aggregate, all of the Offered Securities registered in such name or names as the Agent (or the investor, as the case may be) shall notify the Corporation in writing not less than 24 hours prior to the Closing Time; and

(iii)	payment to the Agent by certified cheque, bank draft or wire transfer or such other means as the Corporation and the Agent may agree, of the Agency Fee provided for in subsection 2;

or the Agent may, in its discretion, deliver by wire transfer the net amount of the amount in respect of the Offered Securities referred to above and the amount referred to in (iii) above.  In the event that there is more than one Closing, the conditions to Closing shall apply to all of such Closings and the documents contemplated by sections 12 and 13 to be

-  -

delivered at the Closing shall be delivered at the first Closing and at any subsequent Closings to the extent applicable.

14.	Restrictions on Offerings

The Corporation covenants and agrees with the Agent that the Corporation will not, directly or indirectly, during the period commencing the date of this Agreement and ending on the day which is 90 days following the Closing Date, without the prior written consent of the Agent (which consent will not be unreasonably withheld), (i) offer, issue, secure, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise lend, transfer or dispose of, directly or indirectly, any Common Shares, or any securities convertible into or exercisable or exchangeable for Common Shares, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Shares, whether any such transaction described in clauses (i) or (ii) is to be settled by delivery of Common Shares, other securities or cash or otherwise or (iii) announce any intention to effect any of the foregoing, provided that notwithstanding the foregoing the Corporation may (A) grant stock options pursuant to the Corporation's existing stock option plan or issue securities pursuant to bona fide compensation arrangements to or for the benefit of employees, consultants and directors (not in excess of the number of options allowable under the rules of the Exchange) and issue shares to the holders thereof or to holders of other stock options existing to the date hereof, (B) issue securities in connection with the exchange, transfer, conversion, or exercise rights of existing outstanding securities or existing commitments to issue securities including pursuant to the October 28 Agency Agreement, and (C) issue up to U.S.$20,000,000 of Common Shares.

15.	Notices

Any notice or other communication to be given hereunder shall, in the case of notice to the Corporation, be addressed to:

Oilsands Quest Inc.
800, 326 – 11th Avenue SW
Calgary, Alberta  T2R 0C5
Attention:     Vice President, Legal
Telecopy No.:   (403) 263-9812

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019
USA
Attention:      Andrew J. Foley
Telecopy No.:    (212) 492-0078

and a copy to:

Macleod Dixon LLP
3700, 400 – 3rd Avenue SW
Calgary, Alberta  T2P 4H2
Attention:      Craig Hoskins
Telecopy No.:   (403) 264-5973

and in the case of notice to the Agent, be addressed to:

TD Securities Inc.
800, 324 – 8th Avenue SW
P.O. Box 2850
Calgary, Alberta  T2P 2Z2
Attention:     Robert J. Mason
Telecopy No.:     (403) 292-2776

with a copy to:

Blake, Cassels & Graydon LLP
3500, 855 – 2nd Street SW
Calgary, Alberta  T2P 4J8
Attention:     Pat Finnerty
Telecopy No.:    (403) 260-9700

and with a copy to:

Shearman & Sterling LLP
Common Court West
199 Bay Street
Toronto, Ontario  M5L 1E8
Attention:      Stephen Centa
Telecopy No.:    (416) 360-2958

or to such other address as the party may designate by notice given to the others.  Each communication shall be personally delivered to the addressee or sent by facsimile transmission to the addressee, and:

(a)
communication which is personally delivered shall, if delivered before 4:30 p.m. (local time) on a Business Day, be deemed to be given and received on that day and, in any other case be deemed to be given and received on the first Business Day following the day on which it is delivered; and

(b)
a communication which is sent by facsimile transmission shall, if sent on a Business Day before 4:30 p.m. (local time), be deemed to be given and received, subject to confirmation of transmission on that day and, in any other case, be deemed to be given and received on the first Business Day following the day on which it is sent, subject to confirmation of transmission.

16.	Conditions

All terms, covenants and conditions of this Agreement to be performed by the Corporation shall be construed as conditions, and any breach or failure to comply with any material terms and conditions which are for the benefit of the Agent shall entitle the Agent to terminate its obligations to purchase the Offered Securities, by written notice to that effect given to the Corporation prior to the Closing Time.  The Agent may waive in whole or in part any breach of, default under or non-compliance with any representation, warranty, term or condition hereof, or extend the time for compliance therewith, without prejudice to any of their rights in respect of any other representation, warranty, term or condition hereof or any other breach of, default under or non-compliance with any other representation, warranty, term or condition hereof, provided that any such waiver or extension shall be binding on the Agent only if the same is in writing.

17.	Survival of Representations and Warranties

All representations, warranties, terms and conditions herein including, without limitation, those contained in section 7 or contained in certificates or documents submitted pursuant to or in connection with the transactions contemplated herein shall survive the payment by the Agent for the Offered Securities and the distribution of the Offered Securities pursuant to the Prospectuses and shall continue in full force and effect for the benefit of the Agent for a period of three years from the Closing Date regardless of any investigation by or on behalf of the Agent with respect thereto.

18.	Agent's Covenants

(a)
The Agent shall offer the Offered Securities for sale to the public in Canada (other than in the province of Québec) and the United States only, directly and through the Selling Dealer Group, upon the terms and conditions set forth in the Prospectuses and this Agreement.

(b)
The Agent shall use its reasonable commercial efforts to complete, and to cause the Selling Dealer Group to complete, the distribution of the Offered Securities as soon as possible after the Closing Time.

(c)	The Agent covenants and agrees with the Corporation that it will:

(i)
conduct activities in connection with the proposed offer and sale of the Offered Securities in compliance with all the Securities Laws and cause a similar covenant to be contained in any agreement entered into with any Selling Dealer Group established in connection with the distribution of the Offered Securities;

(ii)
as soon as reasonably practicable after the Closing Date (and in any event within 30 days thereof) provide the Corporation with a breakdown of the number of Offered Securities sold in each of the Qualifying Provinces and, upon completion of the distribution of the Offered Securities, provide to the Corporation notice to that effect, if required by applicable Securities Laws.

(d)
For the purposes of this section 18, the Agent shall be entitled to assume that the Offered Securities may be lawfully offered for sale and sold in the Qualifying Provinces and that the Offered Securities are registered under the U.S. Securities Laws, unless the Agent has actual knowledge, or have been notified in writing to the contrary by the Corporation or any applicable securities regulatory authority.

19.	Severance

If one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

20.	Relationship Between the Corporation and the Agent

The Corporation:  (i) acknowledges and agrees that the Agent has certain statutory obligations as a registrant under the applicable Securities Laws; and (ii) consents to the Agent acting hereunder while continuing to act for their clients.  To the extent that the Agent's statutory obligations as a registrant under the applicable Securities Laws or fiduciary relationships with their clients conflicts with their obligations hereunder the Agent shall be entitled to fulfil their statutory obligations as registrants under the applicable Securities Laws and their duties to their clients.  Nothing in this Agreement shall be interpreted to prevent the Agent from fulfilling their statutory obligations as registrants under the applicable Securities Laws or to act as a fiduciary of their clients.

The Corporation acknowledges and agrees that: (i) the issue and sale of the Offered Securities pursuant to this Agreement, including the determination of the offering price of the Offered Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Corporation, on the one hand, and the Agent, on the other hand, and the Corporation is capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction the Agent is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Corporation or its affiliates, stockholders, creditors or employees or any other party; (iii) the Agent has not assumed and will not assume an advisory, agency or fiduciary responsibility in favour of the Corporation with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether the Agent has advised or is currently advising the Corporation on other matters) and the Agent does not have any obligation to the Corporation with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the Agent and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Corporation and that the Agent has no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Agent has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Corporation has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

21.	Concurrent Closings

The Corporation and the Agent hereby agree that the closing of the offering of the Offered Securities shall take place on the Closing Date concurrently with the closing of the offering of the securities of the Corporation pursuant to the October 28 Agency Agreement.

22.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.  Each of the Corporation and the Agent hereby attorns to the non-exclusive jurisdiction of the courts of the Province of Alberta.

23.	Time of the Essence

Time shall be of the essence of this Agreement.

24.	Counterpart Execution

This Agreement may be executed in one or more counterparts each of which so executed shall constitute an original and all of which together shall constitute one and the same Agreement.  Delivery of counterparts may be effected by facsimile transmission.

25.	Further Assurances

Each party to this Agreement covenants and agrees that from time to time, it will, at the request of the requesting party, execute and deliver all such documents and do all such other acts and things as any party hereto, acting reasonably, may from time to time request be executed or done in order to better evidence or perfect or effectuate any provision of this Agreement or of any agreement or other document executed pursuant to this Agreement or any of the respective obligations intended to be created hereby or thereby.

26.	Entire Agreement

It is understood that the terms and conditions of this Agreement supersede any previous verbal or written Agreement between the Agent and the Corporation.

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If the foregoing is in accordance with your understanding and is agreed to by you, please confirm your acceptance by signing the enclosed copies of this letter at the place indicated and by returning the same to TD Securities Inc.

TD SECURITIES INC. By: /s/ William Roberts Vice President

ACCEPTED AND AGREED to as of November 1, 2010.

OILSANDS QUEST INC. By: /s/ Leigh Peters Vice President, Legal